Exhibit 99.1

SAKS INCORPORATED ANNOUNCES FEBRUARY

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (March 3, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $196.2 million for the four weeks ended February 26, 2011 compared to $171.7 million for the four weeks ended February 27, 2010, a 14.2% increase. Comparable store sales increased 15.3% for the month.

For February, the strongest categories at Saks Fifth Avenue stores included women’s apparel, men’s apparel, shoes, handbags, fashion jewelry, cosmetics, and fragrances. Saks Direct performed well during the month.

Saks Incorporated operates 47 Saks Fifth Avenue stores, 57 Saks OFF 5TH stores, and saks.com.

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